EXHIBIT 10. 21

AMENDED EMPLOYMENT AGREEMENT

In Santiago Chile, on August 1, 2019, between Evertec Chile SPA RUT: 96.805.970-K, hereinafter the “Employer” or the “Company”, represented by Juan Pedro Arcil Greve, Identification card N°[*] domiciled in [*] and Jose Luis Portilla Wilson, identification card N° domiciled in [*], on one hand; and on the other, Rodrigo del Castillo Fernandez, identification card N°, born on [*], of Chilean nationality, married, and domiciled at [*], hereinafter the “Employee”, all collectively known as the “Parties”, have agreed to the Employment Agreement:

ONE: The parties state that, on January 1, 2013, an Employment Agreement was executed, which had multiple addenda with different dates (June 1, 2013; January 1, 2015; and April 1, 2016). This first Employment Agreement and all the addenda mentioned in this paragraph are hereby expressly terminated and, in accordance with the will of the parties herein; replaced in its entirety by this Amended Employment Agreement (hereinafter, the "Agreement").

TWO: The Company hires the Professional Services of the Employee to act as Senior Vice President of Payment Services in Latin America at the Company's address located at Londres Street Num. 76, Santiago, as well as in the premises of the Company’s Clients or Future Clients, and all other countries of existing or future Subsidiaries , its Parent Company Evertec Group, LLC ("Parent Company") and its affiliates, notwithstanding the Employee’s travel obligations to other locations, within or outside of his current workplace, if the Employers needs or business function requires it.

As part of his role, the Employee must fulfill all the responsibilities and obligations that come with such role, including the following:

1. Responsible for the profitability and budget management of the Latin America business.
2. Develops business strategies that incorporate innovative payment solutions as well as traditional Tl (Informatic Technology) infrastructure solutions, consulting services and application services.
3. Collaborates between departments and with the executive team in defining the payment strategy of the Latin America region with the support of the following divisions: Product, Marketing and Innovation, Operations, Technology, Legal, People & Culture; and Finance.
4. Provides strategic management to the internal business units and alignment with the Technology and Operations units.
5. Identifies the products, technologies, resources, and labor force required to comply with the business strategy as well as compliance with service levels.
6. Participates in evaluations of business strategies, such as partnerships and acquisitions that result in the growth of the Latin America segment.
7. Ensures that the business lines comply with local and federal laws and regulations to ensure a good control environment.
8. Complies with and ensures that his direct-reports and collaborators comply with the controls established under Sarbanes-Oxley's program and Evertec's policies and procedures.

The Employer may entrust the Employee with similar tasks as those entrusted to individuals related to the Employer, which shall be understood to be conducted as part of the Employee’s obligations under this Agreement and shall not give rise to any employment relationship or compensation in addition to those referred to herein.

Any legal power granted to the Employee by the Employer and related companies, will be considered granted pursuant to the context of this Agreement, therefore, the Employee shall not receive any additional compensation other than the stipulated amount contained herein, when he is executing said legal power.

THREE: In accordance with the performance of his services, the Employee willfully agrees to comply with the Company’s administrative, operational, and disciplinary rules contained within: The Agreement, the Internal Regulations and other instructions, rules and/or policies that are bestowed to him by his superiors and/or Parent Company, adapting his conduct to the principles and values which govern the Employee and the Parent Company’s performance. It is the Employee’s duties to know these rules and be aware of them.

Accordingly, the Employee agrees to perform, personally and efficiently, the professional services contained in this Agreement, and any other that may be assigned to him.

FOUR: In Accordance with the nature of the Employees duties, as well as his high-ranking management executive position, the Employee shall be excluded from any adherence to a work schedule and shall not be entitled to any overtime compensation, pursuant to Article 22(2) of the Labor Code.

FIVE: In alignment with Article 161 of the Labor Code, the parties agree that, pursuant to this Agreement, the position held by the Employee is based on exclusive trust. In observance of Article 305 N° 2 of the Labor Code, the Employee may not resort to collective negotiation, nor hire any negotiating committees for his representation.

SIX: The Employee is forbidden from directly or indirectly participating in any business ventures, jobs, activities, or occupation that are related or compete against the Employer’s own business activities, the Parent Company, its subsidiaries and/or affiliates, without prior written authorization for the Parent Company’s Board of Directors.

During the term of this Agreement, the Worker shall allocate all his productive time, energy, and skills to the performance of his obligations contained herein and shall perform his obligations in a diligently and trustworthy manner according to the Employers instructions.

The Employee accepts and agrees to keep confidential any information pertaining to the Employer; its Parent Company, subsidiaries and affiliates, to which he has (in a past and future tense) direct or indirect access to by any means; and pursuant to the Agreement; or inadvertently, whether it is commercial, financial or any other type of information, and consequently, is forced to reveal, transmit or disclose such information to any third party; or use it for any other purpose other than to perform his obligations under this Agreement. This obligation shall remain in force indefinitely, including after the termination of this Agreement, and the Employee must take all relevant and necessary measures to maintain such confidentiality. In addition, the Employee agrees to compensate and indemnify the Employer from all damages that may be caused by the Employee because of a breach of confidentiality. The Employee shall maintain confidentiality even when the contractual responsibility has been extinguished. Any fault attributable to the Employee with respect to his confidentiality obligation, will enable the Employer to take any legal action.

The Employee agrees to perform his responsibilities with the utmost diligence, adhering to the any and all rules, procedures and instructions given by the Employer, if these rules are violated in any way, it will be cause for termination of this Agreement.

The Employee also agrees not to make use of, or make available, sell disclose, reproduce, or otherwise disclose to any third party, all trade secrets pertaining to the Employer, its current of future Parent Company, subsidiaries, or affiliates. To this effect, the term trade secret refers to the provisions contained in Article 86 and so forth of the Industrial Property Law.

The provisions contained in this Agreement shall be kept strictly confidential and may not be published or disclosed in any way.

At any time during the term of this Agreement and at the request of the Employer, or at any time after the termination of this Agreement, the Employee shall return to the Employer all work material and all data, lists, information, memoranda, annotations, records, reports, files, image banks, materials and documents belonging to the

Employer, the Parent Company, subsidiaries and/or affiliates (including any copies or reproductions thereof, in any form, and any material that constitutes trade secrets or confidential information of the Employer, the Parent Company, subsidiaries and/or affiliates) and all credit cards, keys, building entrance cards, security passes, access or identification cards, computers, other computer equipment, electronic mail devices, telephones, computer programs, mobile devices and any other items owned by the Employer in the Employee's possession or control. The Employee also agrees that, on his last day of work, he will settle any expense accounts he may have with the Employer, pay as much as he may owe the Employer, including the sums of money owed to the Employer corresponding to credit cards or accounts (such as cell phone accounts).

SEVEN: The Employer agrees to compensate the Employee, for the performance of his services, including the execution of any mandate, work and commissions conferred to him, according to the following distribution:

i.Base Salary 642.37 Unidades de Fomento (sin hundred and forty-two and thirty-seven Unidades de Fomento or UF) to be paid in Chilean pesos, according to the value of the UF on the 18 day of the remuneration table.

ii.Legal Gratuity: The Company will pay the Employee a legal gratuity of 25% of his Base Salary with an annual cap of 4,75 Minimum Monthly Limits, which will be paid monthly in proportion to the time worked pursuant with Article 52 of the Labor Code. Such amount, if the Company has profits, is charged to the payment of the legal gratuity in accordance with the system established in the Article 50 of the Labor Code.

iii.Allocation Collation of $2,000 (two thousand pesos) daily. Such allowance does not constitute remuneration for legal purposes.

These sums shall be paid monthly, on the last working day of each month; or no later than the first 5 days of the following month, subject to deductions imposed by law and, when applicable, those authorized by law under Article 58 of the Labor Code.

The payment will be made in currency, checks, deposits in a savings account, depending on the case, and the Employees request in accordance with Article 54 of the Labor Code.

The Employee shall acquire no ownership interest over any other payments by the Employer. The Employer may delete, suspend, or modify any amount paid more than the above-mentioned compensation.

Any other benefits granted to the Employee, which is not agree-upon in writing, shall be considered as a voluntary benefit and may be discontinued, eliminated, or unilaterally modified by the Employer.

EIGHT: Annual Performance Bonus
The Employee shall be eligible to receive up to 75% of his annual base salary as an annual performance incentive (the “Performance Bonus”), which is subjected to the Employee meeting his annual goals and objectives imposed by his direct supervisor and being an actual Employee by the time the Employer pays the Performance Bonus to the Employees. The disbursement of this Performance Bonus shall be in accordance with the Employer’s applicable internal policies.

NINE: Conventional Holiday
Upon date of the signature of this Agreement, the Employee shall be entitled to a paid leave of 6 days per year, for the purposes he deems appropriate. These 6 days must be taken within the calendar year in which they were accumulated, otherwise they will be lost. This Holiday must be coordinated between the Employee and his direct supervisor(s); in accordance with the agenda and commitments of the first, as well as the balance of legal holidays that he is entitled to at the time of the application, so as not to accumulate any unnecessary provisions.

TEN: Legal Indemnification
The Employee shall be entitled to the following compensation scheme:

10.1. In the event of a termination of the Agreement pursuant to Article 161, i.e., “Company Needs” or “Eviction”, the legal compensation for years of service contained in Article 163 of the Labor Code, if applicable, corresponding to the first 5 years of service under the Employment Agreement, shall not be bound by the 90 UF cap mentioned in Article 172 of the Labor Code, regarding the calculation base.

10.2. However, the compensation balance to which the Employee may be entitled as a result of his years of service and in accordance with Article 163 of the Labor Code, with respect to the time worked after the first 5 years after the Agreement went into effect, shall be bound by the 90 UF cap mentioned in Article 172 of the Labor Code, regarding the calculation base, and the limit of 330 days of compensation as stated in the Article 163, both stated in the Labor Code.

10.3. The legal indemnification substitute for prior notice contained in Article 162(4) of the Labor Code, if the worker is entitled to such, shall be bound by the 90 UF cap stated in Article 172 of the Labor Code.

ELEVEN: Duration of the Agreement
This Agreement shall have an indefinite term of duration and the parties shall be subject to its termination and, if applicable, the rules set forth in the Labor Code and its amendments.

TWELVE :All artistic, literary and/or scientific creations, inventions, trademarks and distinctive signs, any kind of “know-how” knowledge, constituting or not constituted as trade secrets and, in general, any industrial or intellectual privilege that the Employee performs or develops, individually or collectively, as a direct or indirect result of his services to the Employer, his Parent Company, subsidiaries and/or affiliates, hereinafter the "Materials", shall be in exclusive control of the Employer. Notwithstanding the foregoing, at the sole request of the Employer, surviving the termination of this Agreement, the Employee agrees to transfer exclusively to the Employer all of whatever entitlement he may possess over the Materials. The consideration for the aforementioned transfer of rights shall be the compensation stipulated in the clause seven of the Amended Employment Agreement.

As evidenced, this clause is deemed as an obligation under this Agreement and the declarations contained herein establish an essential reason for persevering therein. Consequently, any violation or breach of the obligations stated within this clause shall be considered as a significant breach of the obligations imposed by this Agreement and shall authorize the Employer to terminate this Agreement, in accordance with the applicable legal provisions.

THIRTEEN: Non-compete.
The Employee agrees that, during the term of this Agreement, he will not perform any work substantially similar to or equal to those performed by the Employer for any individual or business with similar activities as those conducted by the Employer, or its Parent Company, within the Forbidden Territory (as defined henceforth), either directly or indirectly, alone or in joint venture with another individual or legal entity. The term “Forbidden Territory” includes all geographic locations or areas where the Employee provides services to the Employer, and where the Employer, and/or its Parent Company, its subsidiaries, or affiliates, provide services or conduct business.

Accordingly, the Employee agrees to perform the services contained herein with utmost dedication, prioritizing the obligations arising from his role over any personal endeavors.

During the term of this Agreement, the Employee agrees not to solicit, induce, or incentivize, directly or indirectly, any person employed by the Employer, its Parent Company, its subsidiaries, or affiliates, to terminate his employment with the Company, or to require or make any attempts to require, induce, or hire any person employed by the Employer, for himself or any other individual or legal entity.

During the term of this Agreement, the Worker may not acquire, assume, or participate, directly or indirectly, in any position, investment or interest incompatible with the Employer, his business or business prospects, his financial affairs or other aspects. During the term of this Agreement, except on behalf of the Employer, the Employee may not act, directly or indirectly, as an agent, director, shareholder, partner, owner, associate, representative, adviser or in any other capacity, engage in, have financial interest, be employed or have any connection or relationship with any individual, natural or legal, national or foreign, known as a direct competitor of the Employer, anywhere in the world, who’s business model is similar as the Employer’s busines model. In addition, the Worker agrees to read and comply with all the provisions stated in the Parent Company’s Code of Ethics. Non-compliance with these provisions may result in the termination of employment.

FOURTEEN: In accordance with Article N° 4 of Law 19.628 pertaining to the Protection of Personal Information, the Employee authorizes the Employer to collect, process and transfer his Non-Sensitive Personal Information (except health related personal information) in order to comply with his employment obligations, maintain and improve the Employer’s administration, enable expenses and budgets control, monitor the Employer's work assignments, training and policies, maintain and improve safety systems and, in general, to exercise the Employer’s Rights and comply with the Employee Rights under labor laws.

FIFTEEN: Any modification or addition to this Agreement shall be done in writing, signed by both parties, whilst any additional provisions given to the Employee by the Employer and not stipulated accordingly shall be deemed as merely voluntary, discretionary, or transitional, not granting the Employee any entitlement or right to claim, nor shall it be deemed as precedent for granting of periodic benefits, nor will it be part of his compensation, which may be eliminated or modified by the Employer at its discretion.

SIXTEEN: This agreement is awarded to both parties respectively, in two copies of the same wording and information, both parties are in possession thereof.

SEVENTEEN: This Agreement supersedes, substitute and voids any other Employment Agreement, addenda, job offers, verbal and written agreements, benefits, compensation that may have existed between the parties prior to the signing of this Employment Agreement, stating that this Agreement exclusively provides for, each and every one of the Employee’s employment rights and benefits up to this date.

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